Exhibit 10.35

LEASE AGREEMENT

THIS LEASE (this “Lease”) is made as of February 29, 2012 (the “Effective Date”), by and between AFFINITY GAMING BLACK HAWK, LLC, a Colorado limited liability company (“Landlord”), and GOLDEN MARDI GRAS, INC., a Nevada corporation (“Tenant”).

WITNESSETH:

THAT, in consideration of the mutual covenants and agreements herein contained, Landlord and Tenant hereby covenant and agree as follows:

1.                                      Demise of Premises.  In consideration of the rentals and other sums to be paid by Tenant and of the other terms, covenants and conditions on Tenant’s part to be kept and performed, Landlord hereby leases to Tenant, and Tenant hereby takes and hires, the Premises. Except as otherwise specifically provided in Section 16, the Premises are leased to Tenant “AS IS” and “WHERE IS” without representation or warranty by Landlord and subject to the rights of parties in possession, to the existing state of title, any state of facts which an accurate survey or physical inspection might reveal, and all Applicable Regulations now or hereafter in effect.  Tenant acknowledges and agrees that (a) Tenant has examined the Premises and title to the Premises and has found all of the same satisfactory for all of Tenant’s purposes, and (b) Tenant was the prior owner and operator of the premises and is familiar with all aspects of its condition and operations.

2.                                      Lease Characterization.

a.                                      Landlord and Tenant intend that: (i) this Lease is a “true lease” and not a financing lease, capital lease, mortgage, equitable mortgage, deed of trust, trust agreement, security agreement or other financing or trust arrangement, and the economic realities of this Lease are those of a true lease; and (ii) the business relationship created by this Lease and any related documents is solely that of a long-term commercial lease between landlord and tenant and has been entered into by both parties in reliance upon the economic and legal bargains contained herein.

b.                                      Landlord and Tenant acknowledge and agree that the Term is less than the remaining economic life of the Premises.

c.                                       Landlord and Tenant each waive any claim or defense based upon the characterization of this Lease as anything other than a true lease and irrevocably waive any claim or defense which asserts that this Lease is anything other than a true lease.  Landlord and Tenant covenant and agree that they will not assert that this Lease is anything but a true lease. Landlord and Tenant each stipulate and agree not to challenge the validity, enforceability or characterization of the lease of the Premises as a true lease and further stipulate and agree that nothing contained in this Lease creates or is intended to create a joint venture, partnership (either de jure or de facto), equitable mortgage, trust, financing device or arrangement, security interest or the like.  Landlord and Tenant each shall support the intent of the parties that the lease of the Premises pursuant to this Lease is a true lease and does not create a joint venture, partnership (either de jure or de facto), equitable mortgage, trust, financing device or arrangement, security interest or the like, if, and to the extent that, any challenge occurs.

d.                                      The expressions of intent, the waivers, the representations and warranties, the covenants, the agreements and the stipulations set forth in this Section 2 are a material inducement to Landlord entering into this Lease.

3.                                      Term.  The term of this Lease shall commence as of the Effective Date and shall expire at midnight Mountain Time on the date that is twelve (12) months following the Effective Date (the “Term”), unless terminated sooner as provided in this Lease.

4.                                      Early Termination.  Notwithstanding the Term, the Lease shall expire upon the earliest to occur of: (i) midnight Mountain Time on the twentieth (20) day following the Licensing Event, unless Landlord and Tenant agree to terminate the Lease sooner than such date; or (ii) noon Mountain Time on the sixtieth (60) day following a final determination by the Colorado Limited Gaming Control Commission that the Landlord’s application for a retail gaming license is or will be denied, or a final determination that Landlord is unsuitable for participation in gaming.

5.                                      Rental and Other Payments.

a.                                      Base Rental.  On or before the last day of each calendar month during the Term, Tenant shall pay Landlord in arrears the Monthly Rental.  If the Effective Date is a date other than the last day of the month, Tenant shall pay Landlord on the last day of the month the Monthly Rental prorated on the basis of the ratio that the number of days from the Effective Date through the last day in the month containing the Effective Date bears to the number of days in such month.

b.                                      Reserve Account.  On or before the last day of each calendar month during the Term, Tenant shall deposit an amount equal to One Hundred Twenty-Five Thousand and 00/100 Dollars ($125,000.00) into an account (the “Reserve Account”), and the amount payable by Tenant to Landlord as Monthly Rental for each such month shall be so decreased.  Tenant shall be entitled to use the funds on deposit in the Reserve Account to pay for any maintenance, repairs or replacements, including related capital expenditures, at the Premises prior to using its own funds.  Tenant shall provide a monthly accounting of the amounts withdrawn from the Reserve Account and applied to the cost and expense to maintain the Premises in conjunction with Tenant’s reporting requirements more specifically set forth in Section 19.  In the event cash flow from any month is insufficient to pay the Rent payable for such month after reserving the Reserve Amount, Tenant shall have the right to use the proceeds in the Reserve Account (to the extent available) to cover such shortfall.  At the expiration of the Term or earlier termination of this Lease, all amounts then on deposit in the Reserve Account shall be promptly paid to Landlord.

c.                                       Additional Rental.  All sums of money required to be paid by Tenant to Landlord under this Lease which are not specifically referred to as rent (“Additional Rental”) shall be considered rent although not specifically designated as such.  Landlord shall have the same remedies for nonpayment of Additional Rental as those provided herein for the nonpayment of Monthly Rental.

6.                                      Representations and Warranties of Tenant.  The representations and warranties of Tenant contained in this Section 6  are being made to induce Landlord to enter into this Lease and Landlord has relied, and will continue to rely, upon such representations and warranties.  Tenant represents and warrants to Landlord as of the Effective Date as follows:

a.                                      Organization, Authority and Status.  Tenant is duly organized or formed, validly existing and in good standing under the laws of its state of incorporation or formation.  Tenant is qualified as a foreign corporation, partnership or limited liability company, as applicable, to do business in the state where the Premises are located, and Tenant is qualified as a foreign corporation, partnership or limited liability company, as applicable, to do business in any other jurisdiction where the failure to be qualified would reasonably be expected to result in a Material Adverse Effect.  All necessary action has been taken to authorize the execution, delivery and performance by Tenant of this Lease and of the other documents, instruments and agreements provided for herein.  The person(s) who have executed this Lease on behalf of Tenant are duly authorized to do so.

b.                                      Enforceability.  Upon full execution of this Lease by Landlord and Tenant, this Lease shall constitute the legal, valid and binding obligation of Tenant, enforceable against Tenant in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, liquidation, reorganization and other laws affecting the rights of creditors generally and general principles of equity.

7.                                      Rentals To Be Net to Landlord.  The Monthly Rental payable hereunder shall be net to Landlord, so that this Lease shall yield to Landlord the rentals specified during the Term, and that all costs, expenses and obligations of every kind and nature whatsoever relating to the operation, management, maintenance, repair, restoration and replacement of the Premises and all improvements and appurtenances related thereto or any part thereof shall be performed and paid by Tenant, including, without limitation, all maintenance costs or expenses with respect to the Permitted Exceptions.

8.                                      Taxes and Assessments.  Subject to Tenant’s right to contest taxes and assessments as set forth in this Section 8, Tenant shall be obligated to pay, as they accrue, all taxes and assessments of every type or nature assessed against, imposed upon or arising with respect to Landlord, the Premises, this Lease, the rental or other payments due under this Lease or Tenant prior to or during the Term, including, without limitation, the following:

a.                                      All taxes and assessments upon the Premises or any part thereof and upon any Personal Property, whether belonging to Landlord or Tenant, or any tax or charge levied in lieu of such taxes and assessments;

b.                                      All taxes, charges, license fees and or similar fees imposed by reason of the use of the Premises by Tenant; and

c.                                       All excise, transaction, privilege, license, sales, use and other taxes upon the rental or other payments due under this Lease, the leasehold estate of either party or the activities of either party pursuant to this Lease.

Tenant shall be permitted to satisfy its obligation to pay such taxes and assessments as they accrue by paying such taxes and assessments prior to the earlier of delinquency or the accrual of interest on the unpaid balance.

All taxing authorities shall be instructed to send all tax and assessment invoices to Tenant and Tenant shall promptly provide Landlord with copies of all tax and assessment invoices received by Tenant.  Within thirty (30) days after each tax and assessment payment is required by this Section 8 to be paid, Tenant shall also provide Landlord with evidence that such invoices were paid in a timely fashion.

9.                                      Utilities.  Tenant shall contract, in its own name, for and pay when due all charges for the connection and use of water, gas, electricity, telephone, garbage collection, sewer use and other utility services supplied to the Premises during the Term.  Unless resulting from Landlord’s gross negligence or willful misconduct, under no circumstances shall Landlord be responsible for any interruption of any utility service; provided, however, the term “gross negligence,” for purposes of this Section 9, shall not include gross negligence imputed as a mater of law to Landlord solely by reason of Landlord’s interest in the Premises or Landlord’s failure to act in respect of matters which are the obligation of Tenant under this Lease.

10.                               Insurance.

a.                                      Minimum Coverage Requirements.  Throughout the Term, Tenant shall maintain with respect to the Premises, at its sole expense, the following types and amounts of insurance on terms no less favorable to the Tenant’s business than the insurance maintained by Tenant with respect to Tenant’s business prior to the Term (to the extent that Tenant maintained such insurance prior to the Effective Date):

i.                                          Insurance against loss, damage or destruction by fire and other casualty, including theft, vandalism and malicious mischief, flood (if the improvements on the Premises are located in an area location designated by the Federal Emergency Management Administration as a Special Flood Hazard Area), earthquake (if the Premises are in an area subject to destructive earthquakes within recorded history), boiler explosion, mechanical breakdown, sprinkler damage (if the Premises have a sprinkler system), all matters covered by a standard extended coverage endorsement, special coverage endorsement commonly known as an “all-risk” endorsement and such other risks as Landlord may reasonably require, insuring the Premises for not less than 100% of their full insurable replacement cost with no co-insurance.  Property insurance shall also include business income or rental interruption coverage for a period not less than 12 consecutive months.

ii.                                       Commercial general liability and property damage insurance written on an occurrence form, covering Landlord and Tenant against bodily injury liability and property damage liability, including without limitation any liability arising out of the ownership, maintenance, repair, condition or operation of the Premises or adjoining ways, streets or sidewalks.  Such insurance shall cover at least the following hazards: (a) premises and operations including liquor liability or the sale and service of alcohol, (b) products and completed operations, (c) personal injury and advertising injury, (d) independent contractors, (e) blanket contractual liability for all written and oral contracts, and (f) contractual liability covering the indemnities contained in this Lease, to the extent the same is available.

iii.                                    Business Automobile Liability Insurance Covering All Owned, Non-Owned and Hired Automobiles covering bodily injury and property damage.

iv.                                   State Worker’s compensation insurance in the statutorily mandated limits as well as employer’s liability insurance and such other insurance as may be necessary to comply with applicable laws.

v.                                      Excess or Umbrella liability, which shall provide coverage excess of the commercial general liability, auto liability and employers’ liability.

b.                                      Other Insurance Requirements.  All insurance policies shall:

i.                                          Policies outlined in Sections 10(a)(i) through (iv) shall provide for a waiver of subrogation by the insurer as to claims against Landlord, Lender and their respective employees and agents and provide that such insurance cannot be unreasonably cancelled, invalidated or suspended on account of the conduct of Tenant, its officers, directors, employees or agents;

ii.                                       Provide that no “Other Insurance” clause in the insurance policy shall exclude any policies of insurance maintained by Landlord or Lender and that the insurance policy shall not be brought into contribution with insurance maintained by Landlord or Lender;

iii.                                    Contain a standard without contribution mortgage clause endorsement in favor of Lender and its successors and assigns as their interests may appear and any other party designated by Landlord;

iv.                                   Provide that the policy of insurance shall not be terminated or cancelled without at least thirty (30) days’ prior written notice to Landlord, Lender and to any other party covered by any standard mortgage clause, loss-payee or additional insured endorsement;

v.                                      Provide that the insurer shall not have the option to restore the Premises if Landlord or Tenant elects to terminate this Lease in accordance with the terms hereof;

vi.                                   Be issued by insurance companies licensed or authorized to do business in the state in which the Premises are located and which are rated A:VIII or better by Best’s Insurance Guide or are otherwise approved by Landlord;

vii.                                Provide that the insurer shall not deny a claim because of the negligence of Tenant, anyone acting for Tenant or any tenant or other occupant of the Premises; and

viii.                             Tenant’s insurance shall apply separately to each insured against whom claim is made or suit is brought, expect with respect to the limits of the insurer’s liability.

IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT THE FOREGOING MINIMUM LIMITS OF INSURANCE COVERAGE SHALL NOT LIMIT THE LIABILITY OF TENANT FOR ITS ACTS OR OMISSIONS AS PROVIDED IN THIS LEASE.  All insurance policies (with the exception of worker’s compensation insurance to the extent not available under statutory law), shall designate Landlord and Lender and their respective successors and assigns as loss payees and additional insureds, and shall be payable as set forth in Section 17 hereof.  All such policies shall be written as primary policies, with deductibles not to exceed 10% of the amount of coverage.  Any other policies, including any policy or self —insurance now or hereafter carried by Landlord or Lender, shall serve as excess coverage and shall not contribute to Tenant’s insurance.  Tenant shall procure policies for all insurance for periods of not less than one year and shall provide to Landlord and Lender certificates of liability insurance using an ACORD 25 form and an ACORD 28 form to provide proof of property insurance.  In the event of any transfer by Landlord of Landlord’s interest in the Premises or any financing or refinancing of Landlord’s interest in the Premises, Tenant shall, upon not less than ten (10) days’ prior written notice, deliver to Landlord or any Lender providing such financing or refinancing, as the case may be, certificates of all insurance required to be maintained by Tenant hereunder naming such transferee or such Lender, as the case may be, as an additional named insured to the extent required herein effective as of the date of such transfer, financing or refinancing.

c.                                       Failure to Procure Insurance.  In the event Tenant shall fail to procure insurance required under this Section 10 and fail to maintain same in full force and effect continuously during the Term, Landlord shall be entitled to immediately procure the same and Tenant shall, within two (2) Business Days after demand therefor, reimburse Landlord for such premium expense as Additional Rent.

d.                                      Blanket Policy.  Any insurance which Tenant is required to obtain pursuant to this Lease may be carried under a blanket policy or policies covering other properties of Tenant; provided, however, that such evidence of insurance shall specify the total aggregate limits available under the policy or policies including the effectiveness of the policy, the amount and character of the coverage and otherwise comply with the provisions of this Lease.

e.                                       No Representation of Coverage Adequacy.  By requiring insurance herein, Landlord does not represent that coverage and limits will necessarily be adequate to protect Tenant, and such coverage and limits shall not be deemed as a limitation of Tenant’s liability under any indemnification provisions in this Lease.  Failure of Landlord to demand such certificate or other evidence of full compliance with these insurance requirements or failure of Landlord to identify a deficiency from evidence that is provided shall not be construed as a waiver of Tenant’s obligation to maintain such insurance.

11.                               Payment of Rental and Other Sums.  All rental and other sums which Tenant is required to pay hereunder shall be the unconditional obligation of Tenant and shall be payable in full when due without any setoff, abatement, deferment, deduction or counterclaim whatsoever.  Monthly Rental due to Landlord from Tenant shall be paid to Landlord (at its election from time to time) in one of the following manners:  (a) by electronic deposit into an account designated by Landlord, (b) by mail at Landlord’s address set forth in Section 24.a, or (c) by mail to any other place in the United States designated by Landlord upon at least thirty (30) days’ prior written notice to Tenant.  Any delinquent payment (that is, any payment not made within five Business Days after the date when due) shall, in addition to any other remedy of Landlord, incur a late charge of five percent (5%) (which late charge is intended to compensate Landlord for the cost of handling and processing such delinquent payment and should not be considered interest); provided, however, in no event shall Tenant be obligated to pay a sum of late charge higher than the maximum legal rate then in effect.

12.                               Use.  The Premises shall be used solely for the operation of a Permitted Use and for no other purpose.  Tenant may cease operations at the Premises at any time or from time to time during the Term as long as such discontinuance of operations shall not activate, make applicable or otherwise trigger any right of any person or entity (other than Landlord) to acquire the Premises whether by option, right of first refusal, right of first offer or otherwise.  If Tenant does discontinue operations as permitted by this Section 12, Tenant shall (i) give written notice to Landlord within ten (10) days after Tenant elects to cease operation, (ii) provide adequate protection and maintenance of the Premises during any period of vacancy, and (iii) comply with all Applicable Regulations and otherwise comply with the terms and conditions of this Lease.

13.                               Compliance with Laws Generally.  Tenant shall maintain in full force and effect all licenses and permits, governmental and private, required to use and operate the Premises for its then current Permitted Use, except where the failure to do so would not result in a Material Adverse Effect; provided, however, the suspension of a gaming or liquor license for thirty (30) consecutive days or less shall not constitute a Material Adverse Effect.

14.                               Condition of Premises; Maintenance.  Tenant shall, at its own cost and expense, make and pay for all maintenance, repair, and replacement as may be reasonably necessary to keep the Premises in substantially the same condition as of the Effective Date (inclusive of slot machine purchases and conversions), normal wear and tear excepted and subject to the condemnation and casualty provisions of this Lease; provided that in no event shall Tenant be required to make any structural repairs or replacements to the Premises.  Tenant waives any right to (i) require Landlord to maintain, repair or rebuild all or any part of the Premises or (ii) make repairs at the expense of Landlord, pursuant to any Applicable Regulations at any time in effect.  Notwithstanding the foregoing, Tenant shall be entitled to first use amounts in the Reserve Account to cover all maintenance related costs and expenses, before using Tenant’s own funds; provided that Tenant shall notify Landlord in advance of performing any maintenance item an amount in excess of Ten Thousand and 00/100 Dollars ($10,000).

15.                               Alterations and Improvements.  Tenant shall not make any demolition, alteration, installation, improvement, expansion, reduction or decoration to the Premises (collectively, “Alterations”), except (i) in accordance with the terms of this Lease, (ii) so long as Tenant is not in default under the Lease, and (iii) so long as such Alteration, upon completion, shall not materially adversely affect the primary intended use of the Premises.  Title to any Alterations will be conveyed to Landlord upon the Licensing Event (in accordance with the Purchase Agreement).

16.                               Quiet Enjoyment.  So long as Tenant shall pay the rental and other sums herein provided and shall keep and perform all of the terms, covenants and conditions on its part herein contained, Tenant shall have the right to the peaceful and quiet occupancy of the Premises without hindrance or interference by Landlord or others claiming by, through or under Landlord.  Notwithstanding the foregoing, however, in no event shall Tenant be entitled to bring any action against Landlord to enforce its rights hereunder if an Event of Default shall have occurred and be continuing.

17.                               Condemnation or Destruction.  In the event of a taking of all or any part of the Premises for any public or quasi-public purpose by any lawful power or authority by exercise of the right of condemnation or eminent domain or by agreement between Landlord, Tenant and those authorized to exercise such right (“Taking”) or the commencement of any proceedings or negotiations which might result in a Taking or any material damage to or destruction of the Premises or any part thereof (“Casualty”), Tenant will promptly give written notice thereof to Landlord, generally describing the nature and extent of such Taking, proceedings, negotiations or Casualty and including copies of any documents or notices received in connection therewith.  Thereafter, Tenant shall promptly send Landlord copies of all correspondence and pleadings relating to any such Taking, proceedings, negotiations or Casualty.  During all periods of time following a Casualty, Tenant shall ensure that the Premises are secure and do not pose any risk of harm to adjoining property owners or occupants or third-parties.  Tenant shall be required to restore, repair, replace or rebuild the Premises affected by a Casualty if Landlord is obligated to restore, repair, replace or rebuild the Premises pursuant to the Loan Documents, but shall not be required to restore, repair, replace or rebuild the Premises affected by a Casualty if Landlord is not so obligated pursuant to the Loan Documents.  Notwithstanding anything to the contrary in this Lease, Tenant shall not have any obligation to incur costs or expenses in connection with any restoration, repair, replacement or rebuilding of the Premises in an amount in excess of available insurance or condemnation proceeds, as applicable, and if Tenant is not obligated to restore, repair, replace or rebuild the Premises in accordance with the preceding sentence, Tenant shall turn over such insurance or condemnation proceeds to Landlord.

a.                                      Total Taking.  In the event of a Taking of the whole of the Premises, other than for temporary use (“Total Taking”), the obligations of Tenant shall terminate as of the date of the Total Taking, except as to those obligations which expressly survive the expiration or earlier termination hereof.  A Total Taking shall include a Taking, other than for a temporary use, of such a substantial part of the Premises as shall result in the portion of such Premises remaining after such Taking being unsuitable for use for its then current Permitted Use, as determined by Tenant in the exercise of good faith business judgment based on the portion of the Premises subject to such Taking (and not the profit or loss of the operations of the Premises prior to such Taking).  Landlord shall be entitled to receive the entire award or payment in connection with a Total Taking without deduction for any estate vested in Tenant by this Lease.  Except as specifically provided herein, Tenant hereby expressly assigns to Landlord all of its right, title and interest in and to every such award or payment and agrees that Tenant shall not be entitled to any award or payment for the value of Tenant’s leasehold interest in this Lease.  Tenant shall be entitled to claim and receive any award or payment from the condemning authority expressly granted for the taking of Personal Property, the interruption of its business and moving expenses, so long as Tenant does not seek or attempt to obtain any award payable to Tenant by reducing the amount of the award that would otherwise be payable to Landlord.

b.                                      Temporary Taking.  In the event of a Taking of all or any part of any of the Premises for a temporary use (“Temporary Taking”), this Lease shall remain in full force and effect without any reduction of Monthly Rental, Additional Rental or any other sum payable hereunder.  Except as provided below, Tenant shall be entitled to the entire award for a Temporary Taking, whether paid by damages, rent or otherwise, unless the period of occupation and use by the condemning authorities shall extend beyond the date of expiration of this Lease, in which case the award made for such Taking shall be apportioned between Landlord and Tenant as of the date of such expiration.  At the termination of any such Temporary Taking, Tenant will, at its own cost and expense, promptly commence and complete the restoration of the Premises affected by such Temporary Taking.

c.                                       Partial Taking; Casualty.  In the event of a Taking which is not a Total Taking or a Temporary Taking (“Partial Taking”) or of a Casualty, all awards, compensation or damages shall be paid to Landlord, and Landlord shall have the option to, (i) subject to the right of Tenant to elect otherwise as set forth in the following sentence, terminate this Lease by notifying Tenant within sixty (60) days after Tenant gives Landlord notice of such Casualty or that title has vested in the taking authority or (ii) continue this Lease in effect, which election may be evidenced by either a notice from Landlord to Tenant or Landlord’s failure to notify Tenant that Landlord has elected to terminate this Lease within such sixty (60) day period.  Tenant shall have a period of sixty (60) days after Landlord’s notice to notify Landlord that it has elected to (i) terminate this Lease or (ii) continue this Lease on the terms herein provided.  If Landlord elects to terminate this Lease and Tenant elects to terminate this Lease or shall fail during such sixty (60) day period to notify Landlord of Tenant’s election to terminate or continue this Lease, then this Lease shall terminate upon the earlier of (i) Tenant’s notice to Landlord that it has elected to terminate this Lease, and (ii) ten (10) days following the expiration of the sixty (60) day period described above.  Upon such date, Tenant shall then immediately vacate and surrender the Premises, all obligations of either party hereunder with respect to the Premises shall cease as of the date of termination (provided, however, Tenant’s obligations to Landlord under any indemnification provisions of this Lease with respect to the Premises and Tenant’s obligations to pay Monthly Rental, Additional Rental and all other sums (whether payable to Landlord or a third party) accruing under this Lease prior to the date of termination shall survive such termination).  If Landlord elects not to terminate this Lease, or if Landlord elects to terminate this Lease but Tenant elects to continue this Lease, then this Lease shall continue in full force and effect on the following terms: (i) all Monthly Rental, Additional Rental and other sums and obligations due under this Lease shall continue unabated, except in the event of a Partial Taking, in which event Monthly Rental shall be reduced in proportion to the value of the Premises subject to such Partial Taking, and (ii) Tenant shall promptly commence and diligently prosecute restoration of the Premises to the same condition, as nearly as practicable, as prior to such Partial Taking or Casualty as approved by Landlord.  Landlord shall promptly make available in installments as restoration progresses an amount up to but not exceeding the amount of any award, compensation or damages received by Landlord after deducting all reasonable out-of-pocket costs, fees and expenses incident to the collection thereof, including all reasonable out-of-pocket costs and expenses incurred by Landlord and Lender in connection therewith (the “Net Restoration Amount”), upon request of Tenant accompanied by evidence reasonably satisfactory to Landlord that such amount has been paid or is due and payable and is properly a part of such costs and that Tenant has complied with the terms of Section 15 above in connection with the restoration.  Prior to the disbursement of any portion of the Net Restoration Amount with respect to a Casualty, Tenant shall provide evidence reasonably satisfactory to Landlord of the payment of restoration expenses by Tenant up to the amount of the insurance deductible applicable to such Casualty.  Landlord shall be entitled to keep any portion of the Net Restoration Amount which may be in excess of the cost of restoration, and Tenant shall bear all additional costs, fees and expenses of such restoration in excess of the Net Restoration Amount. If this Lease is terminated as a result of a Casualty, simultaneously with such termination Tenant shall pay Landlord an amount equal to the insurance deductible applicable to such Casualty.

d.                                      Any loss under any property damage insurance required to be maintained by Tenant shall be adjusted by Landlord and Tenant.  Any award relating to a Total Taking or a Partial Taking shall be adjusted by Landlord or, at Landlord’s election, Tenant.  Notwithstanding the foregoing or any other provisions of this Section to the contrary, if at the time of any Taking or any Casualty or at any time thereafter an Event of Default shall have occurred and be continuing under this Lease, Landlord is hereby authorized and empowered but shall not be obligated, in the name and on behalf of Tenant and otherwise, to file and prosecute Tenant’s claim, if any, for an award on account of such Taking or for insurance proceeds on account of such Casualty and to collect such award or proceeds and apply the same, after deducting all costs, fees and expenses incident to the collection thereof, to the restoration of the Premises.

e.                                       Subject to, and without limiting, Tenant’s continuing obligation under the Purchase Agreement, Landlord may terminate this Lease by reason of a Casualty of the Premises.  In addition, to the extent and for the time that any Casualty renders the Premises unusable for the primary intended use, rent in respect of such Premises shall abate in respect of any and all amounts in excess of any available and reasonably anticipated business interruption insurance proceeds.

18.                               Inspection.  Landlord and its authorized representatives shall have the right during normal business hours upon prior written notice (or at any time in the event of an emergency) to enter the Premises or any part thereof at reasonable times in order to inspect the same and make photographic or other evidence concerning Tenant’s compliance with the terms of this Lease or in order to show the Premises to prospective purchasers and lenders.  Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises and any other loss occasioned by such entry so long as Landlord shall have used reasonable efforts not to unreasonably interrupt Tenant’s normal business operations.

19.                               Financial Reporting.  Within twenty (20) Business Days following the end of each calendar month during the Term, Tenant shall provide Landlord unaudited balance sheets of the Tenant’s business at the Premises, as of the end of each prior month, and the unaudited statements of operation for the month then ended.

20.                               Default, Remedies and Measure of Damages.

a.                                      Events of Default.  Each of the following shall be an event of default under this Lease (each, an “Event of Default”):

i.                                          If any representation or warranty of Tenant set forth in this Lease is false in any material respect, or if Tenant renders any written statement which is false but in each case only if such false representation, warranty, statement or account has caused a Material Adverse Effect;

ii.                                       If any Monthly Rental due under this Lease is not paid when due and such failure continues for five (5) Business Days or more after written notice from Landlord;

iii.                                    If any other amount owing under this Lease is not paid when due and such failure continues for ten (10) Business Days or more after written notice from Landlord;

iv.                                   Subject to the provisions of Section 8, if Tenant fails to pay, prior to delinquency, any taxes, assessments or other charges the failure of which to pay will result in the imposition of a lien against the Premises pursuant to Applicable Regulations;

v.                                      If Tenant becomes insolvent within the meaning of the Code, files or notifies Landlord that it intends to file a petition under the Code, initiates a proceeding under any similar law or statute relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts (collectively, an “Action”), becomes the subject of either a petition under the Code or an Action, in either event, filed against Tenant which is not dismissed within sixty (60) days after such filing, or is not generally paying its debts as the same become due;

vi.                                   If Tenant vacates or abandons the Premises and such vacating or abandonment triggers any right of any person or entity (other than Landlord) to acquire the Premises whether by option, right of first refusal, right of first offer or otherwise;

vii.                                If Tenant shall fail to maintain insurance in accordance with the requirements of Section 10 of this Lease;

viii.                             With respect to any term, covenant or provision set forth herein which specifically contains a notice requirement and/or cure period, if Tenant shall be in default under such term, covenant or condition after the giving of such notice and/or (as applicable) the expiration of such cure period;

ix.                                   If Tenant fails to observe or perform any of the other covenants, conditions, or obligations of this Lease (except with respect to a Change of Control); provided, however, if any such failure does not involve the payment of any monetary sum, is not willful or intentional, does not place any rights or property of Landlord in immediate jeopardy, and is within the reasonable power of Tenant to promptly cure after receipt of notice thereof, all as determined by Landlord in its reasonable discretion, then such failure shall not constitute an Event of Default hereunder, unless otherwise expressly provided herein, unless and until Landlord shall have given Tenant notice thereof and a period of 30 days shall have elapsed, during which period Tenant may correct or cure such failure, upon failure of which an Event of Default shall be deemed to have occurred hereunder without further notice or demand of any kind being required.  If such failure cannot reasonably be cured within such 30-day period, as determined by Landlord in its reasonable discretion, and Tenant is diligently pursuing a cure of such failure, then Tenant shall have a reasonable period to cure such failure beyond such 30-day period.  Notwithstanding anything in this Lease to the contrary, the suspension of any liquor or gaming licenses of Tenant for less than thirty (30) or more consecutive days, or the payment of any fine by Tenant, to any Governmental Authority, under two hundred fifty thousand dollars ($250,000) for gaming or liquor law violations, shall not constitute an Event of Default pursuant to this Lease.

x.                                      If a final, nonappealable judgment is rendered by a court against Tenant which has a material adverse effect on the Premises or Tenant’s ability to perform its obligations under this Lease, and is not discharged or provision made for such discharge within sixty (60) days from the date of entry of such judgment; or

xi.                                   If there is a Change of Control for which the consent of Landlord is required pursuant to Section 23.b of this Lease and as to which Landlord did not consent.

b.                                      Remedies.  Upon the occurrence and during the continuance of an Event of Default, with or without notice or demand, except the notice prior to default required under certain circumstances by Section 20.a or such other notice as may be required by statute and cannot be waived by Tenant (all other notices being hereby waived), Landlord shall be entitled to exercise, at its option, concurrently, successively, or in any combination, all remedies available at law or in equity:

i.                                          To terminate this Lease, whereupon Tenant’s right to possession of the Premises shall cease and this Lease, except as to Tenant’s liability, shall be terminated.

ii.                                       To reenter and take possession of the Premises, and, to the extent permissible and appurtenant to the Premises, all licenses, area development agreements, permits and other rights or privileges of Tenant pertaining to the use and operation of the Premises and to expel Tenant and those claiming under or through Tenant, without being deemed guilty in any manner of trespass or becoming liable for any loss or damage resulting therefrom, without resort to legal or judicial process, procedure or action.  No notice from Landlord hereunder or under a forcible entry and detainer statute or similar law shall constitute an election by Landlord to terminate this Lease unless such notice specifically so states.  If Tenant shall, after default, voluntarily give up possession of the Premises to Landlord, deliver to Landlord or its agents the keys to the Premises, or both, such actions shall be deemed to be in compliance with Landlord’s rights and the acceptance thereof by Landlord or its agents shall not be deemed to constitute a termination of this Lease.  Landlord reserves the right following any reentry and/or reletting to exercise its right to terminate this Lease by giving Tenant written notice thereof, in which event this Lease will terminate as specified in said notice.

iii.                                    To bring an action against Tenant for any damages sustained by Landlord or any equitable relief available to Landlord.

iv.                                   To relet the Premises or any part thereof for such term or terms (including a term which extends beyond the original Term), at such rentals and upon such other terms as Landlord, in its sole discretion, may determine, with all proceeds received from such reletting being applied to the rental and other sums due from Tenant in such order as Landlord may, in it sole discretion, determine, which other sums include, without limitation, all repossession costs, brokerage commissions, reasonable attorneys’ fees and expenses, employee expenses, alteration, remodeling and repair costs and expenses of preparing for such reletting.

Except to the extent required by applicable law, Landlord shall have no obligation to relet the Premises or any part thereof and shall in no event be liable for refusal or failure to relet the Premises or any part thereof, or, in the event of any such reletting, for refusal or failure to collect any rent due upon such reletting, and no such refusal or failure shall operate to relieve Tenant of any liability under this Lease or otherwise to affect any such liability.  Landlord reserves the right following any reentry and/or reletting to exercise its right to terminate this Lease by giving Tenant written notice thereof, in which event this Lease will terminate as specified in said notice.

v.                                      In connection with the termination of Tenant’s right to possession of the Premises, (x) to recover from Tenant all rent and other monetary sums then due and owing under this Lease and (y) to accelerate and recover from Tenant the present value (discounted at a rate of United States Treasuries with a maturity closest to the remaining Term) of all rent and other monetary sums scheduled to become due and owing under this Lease after the date of such breach for the entire original scheduled Term, less the fair and reasonable rental value of the Premises.

vi.                                   To recover from Tenant all reasonable costs and expenses, including reasonable attorneys’ fees, court costs, expert witness fees, costs of tests and analyses, travel and accommodation expenses, deposition and trial transcripts, copies and other similar costs and fees, paid or incurred by Landlord as a result of such breach, regardless of whether or not legal proceedings are actually commenced.

vii.                                To immediately or at any time thereafter, and with or without notice, at Landlord’s sole option but without any obligation to do so, correct such breach or default and charge Tenant all costs and expenses incurred by Landlord therein.  Any sum or sums so paid by Landlord, together with interest at the Default Rate, shall be deemed to be Additional Rental hereunder and shall be immediately due from Tenant to Landlord.  Any such acts by Landlord in correcting Tenant’s breaches or defaults hereunder shall not be deemed to cure said breaches or defaults or constitute any waiver of Landlord’s right to exercise any or all remedies set forth herein.

viii.                             To immediately or at any time thereafter, and with or without notice, except as required herein, set off any money of Tenant held by Landlord under this Lease against any sum owing by Tenant.

ix.                                   To seek any equitable relief available to Landlord, including, without limitation, the right of specific performance.

c.                                       Remedies Cumulative.  All powers and remedies given by this Section 19 to Landlord, subject to applicable law, shall be cumulative and not exclusive of one another or of any other right or remedy or of any other powers and remedies available to Landlord under this Lease, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements of Tenant contained in this Lease, and no delay or omission of Landlord to exercise any right or power accruing upon the occurrence and during the continuance of any Event of Default shall impair any other or subsequent Event of Default or impair any rights or remedies consequent thereto.  Every power and remedy given by this Section 20 or by law to Landlord may be exercised from time to time, and as often as may be deemed expedient, by Landlord, subject at all times to Landlord’s right in its sole judgment to discontinue any work commenced by Landlord or change any course of action undertaken by Landlord.

21.                               Liens; Mortgages, Subordination, Nondisturbance and Attornment.  Landlord’s interest in this Lease and/or the Premises shall not be subordinate to any liens or encumbrances placed upon the Premises by or resulting from any act of Tenant, and nothing herein contained shall be construed to require such subordination by Landlord.  Tenant shall not cause, directly or indirectly, any liens to be placed on the Premises, unless previously approved by Landlord in writing in its sole discretion.

This Lease at all times shall automatically be subordinate to the lien of any and all ground leases, mortgages, deeds to secure debt and trust deeds now or hereafter placed upon the Premises by Landlord, and Tenant covenants and agrees to execute and deliver, within twenty (20) days following written request by Landlord, such further instruments subordinating this Lease to the lien of all such ground leases, mortgages, deeds to secure debt or trust deeds as shall be reasonably requested by Landlord, or any present or proposed mortgagees or lenders under deeds to secure debt or trust deeds, upon the condition that Tenant shall have the right and such instrument shall provide that Tenant has the right to remain in possession of the Premises under the terms of this Lease and Tenant’s use and enjoyment of the Premises shall not be disturbed, notwithstanding any default in any or all such mortgages or trust deeds, or after foreclosure thereof, so long as no Event of Default shall have occurred and be continuing after the expiration of the notice and cure provided to Tenant and Lender.

If any landlord, mortgagee, receiver, Lender or other secured party validly exercises its right to elect to have this Lease and the interest of Tenant hereunder be superior to any of such ground lease, mortgage, deed to secure debt or trust deed and evidences such election by written notice given to Tenant, then this Lease and the interest of Tenant hereunder shall be deemed superior to any such ground lease, mortgage, deed to secure debt or trust deed, whether this Lease was executed before or after such ground lease, mortgage, deed to secure debt or trust deed and in that event such landlord, mortgagee, receiver, Lender or other secured party shall have the same rights with respect to this Lease as if it had been executed and delivered prior to the execution and delivery of such ground lease, mortgage, deed to secure debt or trust deed and had been assigned to such landlord, mortgagee, receiver, Lender or other secured party.

Although the foregoing provisions shall be self-operative and no future instrument of subordination shall be required, upon request by Landlord, Tenant shall execute and deliver whatever instruments may be reasonably required for such purposes in a form reasonably acceptable to Landlord and Tenant.

In the event any purchaser or assignee of Lender at a foreclosure sale acquires title to the Premises, or in the event Lender or any assignee otherwise succeeds to the rights of Landlord as landlord under this Lease, Tenant shall attorn to Lender or such purchaser or assignee, as the case may be (a “Successor Landlord”), and recognize the Successor Landlord as Landlord under this Lease, and, subject to the provisions of this Section 21, this Lease shall continue in full force and effect as a direct lease between the Successor Landlord and Tenant, provided that the Successor Landlord shall only be liable for any obligations of the Landlord under this Lease which accrue after the date that such Successor Landlord acquires title.  The foregoing provision shall be self operative and effective without the execution of any further instruments.

Tenant shall give written notice to any lender of Landlord having a recorded lien upon the Premises or any part thereof of which Tenant has been notified of any breach or default by Landlord of any of its obligations under this Lease simultaneously with the giving of such notice to Landlord, and Tenant shall give such lender at least sixty (60) days beyond any notice period to which Landlord might be entitled to cure such default before Tenant may exercise any remedy with respect thereto.  Upon request by Landlord, Tenant shall also provide Tenant’s most recent audited financial statements to Landlord or any such lender.

22.                               Estoppel Certificate.  Within twenty (20) days following any written request which Landlord, Lender (on behalf of Landlord) or Tenant (the “Requesting Party”) may make from time to time, to the other party to this Lease (the “Responding Party”), the Responding Party shall execute and deliver to the Requesting Party a statement certifying: (i) the commencement and expiration dates of this Lease; (ii) the fact that this Lease is unmodified and in full force and effect (or, if there have been modifications hereto, that this Lease is in full force and effect, and stating the date and nature of such modifications); (iii) the date to which the rental and other sums payable under this Lease have been paid; (iv) that there are no current defaults under this Lease by the Responding Party or, to the Responding Party’s knowledge, the Requesting Party, except as specified therein; (v) the capacity of the person executing such certificate and that such person is duly authorized to executed the same on behalf of the Responding Party; and (vi) such other matters reasonably requested by such Requesting Party.  Landlord and Tenant intend that any statement delivered pursuant to this Section 22 may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of the Premises or any interest therein.  Responding Party’s failure to deliver such statement within such time shall be conclusive upon Responding Party that: (x) this Lease is unmodified and in full force and effect without modification except as may be represented by the Requesting Party; (y) that there are no uncured defaults in the Requesting Party’s performance and (z) that not more than one (1) month’s rental has been paid in advance.

23.                               Assignment.

a.                                      Landlord.  Except as otherwise expressly contemplated herein, Landlord shall not have the right to sell or convey the Premises subject to this Lease or to assign its right, title and interest as Landlord under this Lease in whole or in part, without the prior written consent of Tenant; provided, that Landlord shall have the right to assign all or certain provisions of this Lease, or any interest herein, without the consent of Tenant, to (i) any Affiliate of Landlord, or (ii) to any of Landlord’s financing sources as collateral.

b.                                      Tenant.  Tenant acknowledges that Landlord has relied on the creditworthiness of Tenant in entering into this Lease.  Without the prior written consent of Landlord: (i) Tenant shall not assign, transfer, or convey, pledge or mortgage this Lease or any interest therein, whether by operation of law or otherwise; and (ii) no Change of Control shall occur (any such assignment, transfer, conveyance, pledge, mortgage or Change of Control that requires Landlord’s prior written consent, a “Prohibited Transaction”).  In addition, no interest in Tenant, or in any individual or person owning directly or indirectly any interest in Tenant, shall be transferred, assigned or conveyed to any individual or person whose property or interests are subject to being blocked under any of the OFAC Laws and Regulations and/or who is in violation of any of the OFAC Laws and Regulations, and any such transfer, assignment or conveyance shall not be effective until the transferee has provided written certification to Tenant and Landlord that (A) the transferee or any person who owns directly or indirectly any interest in transferee, is not an individual or entity whose property or interests are subject to being blocked under any of the OFAC Laws and Regulations or is otherwise in violation of the OFAC Laws and Regulations, and (B) the transferee has taken reasonable measures to assure than any individual or entity who owns directly or indirectly any interest in transferee, is not an individual or entity whose property or interests are subject to being blocked under any of the OFAC Laws and Regulations or is otherwise in violation of the OFAC Laws and Regulations; provided, however, the covenant contained in this sentence shall not apply to any Person to the extent that such Person’s interest is in or through a U.S. Publicly-Traded Entity.

24.                               Miscellaneous.

a.                                      Notices.  All notices, consents, approvals or other instruments required or permitted to be given by either party pursuant to this Lease shall be in writing and given by (i) hand delivery, (ii) facsimile, (iii) express overnight delivery service or (iv) certified or registered mail, return receipt requested, and shall be deemed to have been delivered upon (a) receipt, if hand delivered, (b) transmission, if delivered by facsimile, (c) the next Business Day, if delivered by express overnight delivery service, or (d) the third Business Day following the day of deposit of such notice with the United States Postal Service, if sent by certified or registered mail, return receipt requested.  Notices shall be provided to the parties and addresses (or facsimile numbers, as applicable) specified below:

If to Tenant:

Golden Mardi Gras, Inc.
6595 South Jones Boulevard
Las Vegas, NV 89118
Attention:                         Matt Flandermeyer
Facsimile No.:  (702) 495-4302

with a copy to:

Jones Vargas

3773 Howard Hughes Parkway, Third Floor South

Las Vegas, Nevada 89169

Attention:                         Jodi Goodheart

Facsimile No.:  (702) 734-2722

If to Landlord:

Affinity Gaming Blackhawk, LLC

c/o Affinity Gaming, LLC
3440 West Russell Road
Las Vegas, NV 89118
Attention:                         Legal Department
Facsimile No.:  (702) 227-9498

with a copy to:

Kirkland & Ellis
300 North LaSalle
Chicago, IL 60654
Attention:                         Marc D. Browning

Linda K. Myers, P.C.

Facsimile No.:  (312) 862-2200

or to such other address or such other person as either party may from time to time hereafter specify to the other party in a notice delivered in the manner provided above.

b.                                      Holding Over.  If Tenant remains in possession of the Premises after the expiration of the Term, Tenant, at Landlord’s option and within Landlord’s sole discretion, may be deemed a tenant on a month-to-month basis and shall continue to pay rentals and other sums in the amounts herein provided, except that the Monthly Rental then in effect shall be multiplied by one hundred twenty-five percent (125%), and comply with all the terms of this Lease; provided, that, nothing herein nor the acceptance of rent by Landlord shall be deemed a consent to such holding over.  TENANT SHALL DEFEND, INDEMNIFY, PROTECT AND HOLD LANDLORD HARMLESS FROM AND AGAINST ANY AND ALL LOSSES RESULTING FROM TENANT’S FAILURE TO SURRENDER POSSESSION UPON THE EXPIRATION OF THE TERM, INCLUDING, WITHOUT LIMITATION, ANY CLAIMS MADE BY ANY SUCCEEDING TENANT.

c.                                       Landlord’s Lien.  As security for Tenant’s payment and performance of its obligations under this Lease, Tenant hereby grants Landlord a lien in the Personal Property.  Tenant agrees to execute such documents as Landlord may reasonably require to evidence such lien as provided in this Section 24.c.

d.                                      Time is of the Essence.  Time is of the essence with respect to each and every provision of this Lease in which time is a factor.

e.                                       Landlord’s Liability.  Notwithstanding anything to the contrary provided in this Lease, it is specifically understood and agreed, such agreement being a primary consideration for the execution of this Lease by Landlord, that (i) there shall be absolutely no personal liability on the part of Landlord, its successors or assigns and the trustees, members, partners, shareholders, officers, directors, employees and agents of Landlord and its successors or assigns, to Tenant with respect to any of the terms, covenants and conditions of this Lease, (ii) Tenant waives all claims, demands and causes of action against the trustees, members, partners, shareholders, officers, directors, employees and agents of Landlord and its successors or assigns in the event of any breach by Landlord of any of the terms, covenants and conditions of this

Lease to be performed by Landlord, and (iii) Tenant shall look solely to the Premises for the satisfaction of each and every remedy of Tenant in the event of any breach by Landlord of any of the terms, covenants and conditions of this Lease to be performed by Landlord, or any other matter in connection with this Lease or the Premises, such exculpation of liability to be absolute and without any exception whatsoever.

f.                                        Consent of Landlord.  Unless specified otherwise herein, Landlord’s consent to any request of Tenant may be conditioned or withheld in Landlord’s reasonable discretion.

g.                                       Waiver and Amendment.  No provision of this Lease shall be deemed waived or amended except by a written instrument unambiguously setting forth the matter waived or amended and signed by the party against which enforcement of such waiver or amendment is sought.  Waiver of any matter shall not be deemed a waiver of the same or any other matter on any future occasion.  No acceptance by Landlord of an amount less than the Monthly Rental and other payments stipulated to be due under this Lease shall be deemed to be other than a payment on account of the earliest such rent or other payments then due or in arrears nor shall any endorsement or statement on any check or letter accompanying any such payment be deemed a waiver of Landlord’s right to collect any unpaid amounts or an accord and satisfaction.

h.                                      Successors Bound.  Except as otherwise specifically provided herein, the terms, covenants and conditions contained in this Lease shall bind and inure to the benefit of the respective heirs, successors, executors, administrators and assigns of each of the parties hereto.

i.                                          No Merger.  The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not result in a merger of Landlord’s and Tenant’s estates, and shall, at the option of Landlord, either terminate any or all existing subleases or subtenancies, or operate as an assignment to Landlord of any or all of such subleases or subtenancies.

j.                                         Captions.  Captions are used throughout this Lease for convenience of reference only and shall not be considered in any manner in the construction or interpretation hereof.

k.                                      Severability.  The provisions of this Lease shall be deemed severable.  If any part of this Lease shall be held unenforceable by any court of competent jurisdiction, the remainder shall remain in full force and effect, and such unenforceable provision shall be reformed by such court so as to give maximum legal effect to the intention of the parties as expressed therein.

l.                                          Further Assurances.  Each of the parties agrees to do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, documents and assurances as may be reasonably required or deemed advisable to carry into effect the purposes of this Lease, to perfect any lien or security interest granted in this Lease and for the better assuring and confirming of all of Landlord’s rights, powers and remedies under this Lease.

m.                                  Attorneys’ Fees.  In the event of any judicial or other adversarial proceeding between the parties concerning this Lease, to the extent permitted by law, the prevailing party shall be entitled to recover all of its reasonable attorneys’ fees and other costs in addition to any other relief to which it may be entitled.  In addition, Landlord shall, upon demand, be entitled to all reasonable attorneys’ fees and all other reasonable costs incurred in the preparation and service of any notice or demand hereunder, whether or not a legal action is subsequently commenced.  For purposes of this Section 24.m, a party will be considered to be the “prevailing party” if (a) such party initiated the litigation and substantially obtained the relief which it sought (whether by judgment, voluntary agreement or action of the other party, trial, or alternative dispute resolution process), (b) such party did not initiate the litigation and either (i) received a judgment in its favor, or (ii) did not receive judgment in its favor, but the party receiving the judgment did not substantially obtain the relief which it sought, or (c) the other party to the litigation withdrew its claim or action without having substantially received the relief which it was seeking.

n.                                      Entire Agreement.  This Lease and any other instruments or agreements referred to herein constitute the entire agreement between the parties with respect to the subject matter hereof, and there are no other representations, warranties or agreements except as herein provided.  Without limiting the foregoing, Tenant specifically acknowledges that neither Landlord nor any agent, officer, employee or representative of Landlord has made any representation or warranty regarding the projected profitability of the business to be conducted on the Premises.

o.                                      Forum Selection; Jurisdiction; Venue; Choice of Law.  For purposes of any action or proceeding arising out of this Lease, the parties hereto expressly submit to the jurisdiction of all federal and state courts located in the State where the Premises are located.  Tenant and Landlord consent that they may be served with any process or paper by registered mail or by personal service within or without the State where the Premises are located in accordance with applicable law.  Furthermore, Tenant and Landlord waive and agree not to assert in any such action, suit or proceeding that they are not personally subject to the jurisdiction of such courts, that the action, suit or proceeding is brought in an inconvenient forum or that venue of the action, suit or proceeding is improper.  This Lease shall be governed by the internal laws of the State where the Premises are located, without regard to its principles of conflicts of law.

p.                                      Counterparts.  This Lease may be executed in one or more counterparts, each of which shall be deemed an original.

q.                                      No Brokerage.  Landlord and Tenant represent and warrant to each other that they have had no conversation or negotiations with any broker concerning the leasing of the Premises.  EACH OF LANDLORD AND TENANT AGREES TO PROTECT, INDEMNIFY, SAVE AND KEEP HARMLESS THE OTHER, AGAINST AND FROM ALL LIABILITIES, CLAIMS, LOSSES, COSTS, DAMAGES AND EXPENSES, INCLUDING ATTORNEYS’ FEES, ARISING OUT OF, RESULTING FROM OR IN CONNECTION WITH THEIR BREACH OF THE FOREGOING WARRANTY AND REPRESENTATION.

r.                                         WAIVER OF JURY TRIAL AND PUNITIVE, EXEMPLARY AND SPECULATIVE DAMAGES.  LANDLORD AND TENANT HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR ITS SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY.  THIS WAIVER BY THE PARTIES HERETO OF ANY RIGHT EITHER MAY HAVE TO A TRIAL BY JURY HAS BEEN NEGOTIATED AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN.  FURTHERMORE, TENANT AND LANDLORD HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO SEEK EXEMPLARY, PUNITIVE OR OTHER SPECULATIVE DAMAGES FROM THE OTHER AND ANY OF THE OTHER’S AFFILIATES, OFFICERS, DIRECTORS OR EMPLOYEES OR ANY OF THEIR SUCCESSORS WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY EITHER PARTY AGAINST THE OTHER OR ANY OF THE OTHER’S AFFILIATES, OFFICERS, DIRECTORS OR EMPLOYEES OR ANY OF THEIR SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE OR ANY DOCUMENT CONTEMPLATED HEREIN OR RELATED HERETO.  THE WAIVER BY TENANT AND LANDLORD OF ANY RIGHT THEY MAY HAVE TO SEEK EXEMPLARY, PUNITIVE OR OTHER SPECULATIVE DAMAGES HAS BEEN NEGOTIATED BY THE PARTIES HERETO AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN.

s.                                        OFAC Laws and Regulations.  Tenant shall immediately notify Landlord in writing if any individual or entity owning directly or indirectly any interest in Tenant or any director, officer, member, manager or partner of any of such holders is an individual or entity whose property or interests are subject to being blocked under any of the OFAC Laws and Regulations or is otherwise in violation of any of the OFAC Laws and Regulations, or is under investigation by any governmental entity for, or has been charged with, or convicted of, drug trafficking, terrorist-related activities or any violation of Anti-Money Laundering Laws, has been assessed civil penalties under these or related laws, or has had funds seized or forfeited in an action under these or related laws; provided, however, the covenant contained in this sentence shall not apply to any Person to the extent that such Person’s interest is in or through a U.S. Publicly-Traded Entity.

t.                                         Confidentiality.  Each of the parties shall hold in confidence and not disclose to any Person (other than its affiliates, lenders, advisors and representatives), any confidential information received by it from the other party hereto during the Term pursuant to this Lease.  The foregoing shall not apply to information (i) which is or becomes part of the public domain other than through breach of this Lease or through the fault of the receiving party, (ii) which is or becomes available to the receiving party from a source other than the disclosing party hereto, which source has no obligation of confidentiality to the disclosing party, (iii) which is required to be disclosed by law or governmental order, provided that to the extent any party may become so legally compelled it may only disclose such information if it first uses commercially reasonably efforts to, and, if practicable, affords the disclosing party the opportunity to, obtain an appropriate protective order or other satisfactory assurance of confidential treatment for the information required to be so disclosed, or (iv) the disclosure of which the parties have mutually agreed upon in writing.

[Remainder of Page Intentionally Left Blank;

Signature Pages Follow.]

IN WITNESS WHEREOF, Landlord and Tenant have entered into this Lease as of the Effective Date.

LANDLORD:

AFFINITY GAMING BLACK HAWK, LLC,
a Colorado limited liability company

By:
Name:
Its:

TENANT:

GOLDEN MARDI GRAS, INC.,
a Nevada corporation

By:
Name:
Its:

Signature Page to Lease

STATE OF	)
) SS.
COUNTY OF	)

The foregoing instrument was acknowledged before me on                               , 2012 by                   ,                                                      of                                                     , on behalf of the                               .

Notary Public

My Commission Expires

STATE OF	)
) SS.
COUNTY OF	)

The foregoing instrument was acknowledged before me on                             , 2012 by                                                 ,                                        of                                      on behalf of the                                                     .

Notary Public

My Commission Expires

Notary Page to Lease

EXHIBIT “A”

LEGAL DESCRIPTION OF PREMISES

PARCEL ONE:

Parcel A:

Parcel W-II,

Golden Gates Minor Subdivision,

as shown on the plat recorded October 11, 2000 in Book 704 at Page 182,

County of Gilpin, State of Colorado.

Parcel B:

Unit 2,

Ultimate Parking Garage, a Condominium,

according to the Condominium Declaration recorded June 12, 2002 in Book 760, Page 21,

Reception No. 112969, in the records of the Clerk and Recorder of the County of Gilpin, State of Colorado, and according to the Condominium Map recorded June 12, 2002 in Book 760, Page 85,

Reception No. 112970, in the records of the Clerk and Recorder of the County of Gilpin, State of Colorado, County of Gilpin, State of Colorado.

Parcel C:

Unit 3,

Ultimate Parking Garage, a Condominium,

According to the Condominium Declaration recorded June 12, 2002 in Book 760, Page 21,

Reception No. 112969, in the records of the Clerk and Recorder of the County of Gilpin, State of Colorado, and according to the Condominium Map recorded June 12, 2002 in Book 760, Page 85,

Reception No. 112970, in the records of the Clerk and Recorder of the County of Gilpin, State of Colorado, County of Gilpin, State of Colorado.

PARCEL TWO:

Parcel A:

Lots 11 and 12,

Block 49,

City of Black Hawk,

A-1

Except any mine of Gold, Silver, Cinnabar or Copper or to any valid mining claim or possession held under existing laws, as shown in Patent to the City of Black Hawk, recorded in Book 56 at Page 555 and in Book 62 at Page 456, County of Gilpin, State of Colorado.

Parcel B:

Lot 13,

Block 49,

City of Black Hawk

Except any mine of Gold, Silver, Cinnabar or Copper or to any valid mining claim or possession held under existing laws, as shown in Patent to the City of Black Hawk, recorded in Book 56 at Page 555 and in Book 62 at Page 456, County of Gilpin, State of Colorado.

Parcel C:

An easement for ingress, egress, access, and for building, constructing, removing, replacing, repairing or maintaining any structure purposes on, over, across, under and through the Westerly 14 feet of Lot 14,

Block 49,

City of Black Hawk,

Except any mine of Gold, Silver, Cinnabar or Copper or to any valid mining claim or possession held under existing laws, as shown in Patent to the City of Black Hawk, recorded in Book 56 at Page 555 and in Book 62 at Page 456, County of Gilpin, State of Colorado.

PARCEL THREE:

Lots 7, 9, 10 and the East 25 feet of Lot 6,

Block 49,

City of Black Hawk,

County of Gilpin,

State of Colorado.

Except any portion taken by City of Black Hawk in Quiet Title Decree recorded February 16, 1996 in Book 594, Page 433.

PARCEL FOUR:

A tract of land situated in Black Hawk Mill Sites 34, 36 and 37 and in Section 7, Township 3 South, Range 72 West of the 6th P.M., City of Black Hawk, County of Gilpin, State of Colorado, more particularly described as follows:

Commencing at Corner No. 21 of the Security Placer, Mineral Survey No. 5864, corner being reset as an angle point on the Northeasterly right of way line of Main Street as monumented by City of Black Hawk in 1995;

Thence South 73° 49’ 26” East, a distance of 319.88 feet to the point of beginning;

Thence North 18° 59’ 09” East, a distance of 42.67 feet to a point on the North line of Mill Site No. 34;

Thence South 67° 30’ 00” East, along said North line a distance of 30.14 feet to an angle point in said North line;

Thence continuing along said North line South 69° 00’ 00” East, a distance of 50.00 feet to the Northeast corner of said Mill Site No. 34;

Thence South 69° 09’ 50” East a distance of 66.46 feet to a point on the North line of Mill Site No. 36;

Thence along the arc of a curve to the left, having a central angle of 12° 17’ 28” and a radius of 1431.20 feet, and arc length of 307.02 feet to a point, the chord of said arc bears South 77° 43’ 19” East a distance of 306.42 feet;

Thence South 01° 00’ 00” West a distance of 115.76 feet to a point on the Northerly right of way line of Main Street as monumented by the City of Black Hawk in 1995;

Thence along said Northeasterly right of way line the following four (4) courses:

1. North 75° 35’ 11” West a distance of 99.23 feet;

2. North 67° 10’ 33” West a distance of 289.84 feet;

3. North 76° 07’ 57” West a distance of 79.37 feet;

4. North 71° 00’ 51 West a distance of 19.39 feet;

Thence leaving said Northeasterly right of way line, North 18° 59’ 09” East a distance of 32.98 feet to the point of beginning.

EXCEPTING THEREFROM, any portion conveyed to the City of Black Hawk by decree quieting title recorded February 16, 1996 in Book 594 at Page 433,

AND EXCEPTING THEREFROM, any portion conveyed to the City of Black Hawk by boundary agreement recorded May 25, 1994 in Book 564 at Page 120,

AND EXCEPTING THEREFROM, that portion conveyed to the City of Black Hawk by Deed recorded December 31, 1998 in Book 659 at Page 75, County of Gilpin, State of Colorado.

PARCEL FIVE:

Units 1, 4 and 5,

Ultimate Parking Garage, a Condominium,

According to the Condominium Declaration recorded June 12, 2002 in Book 760 at Page 21,

Reception No. 112969, and according to the Condominium Map recorded June 12, 2002 in Book 760 at Page 85,

Reception No. 112970, both in the records of the Clerk and Recorder of the County of Gilpin, State of Colorado.

PARCEL SIX:

Lot 8, Block 49, City of Black Hawk,

County of Gilpin, State of Colorado.

Together With those benefits as described in

Rock Bolt Easement Agreement recorded March 6, 1996 in Book 595 at Page 353,

Rock Bolt Easement Agreement recorded November 25, 1997 in Book 630 at Page 1;

Richman/Main Street Fourth Leg Agreement recorded June 13, 2002 in Book 760 at Page 397,

Fifth Amendment recorded July 23, 1999 in Book 674 at Page 411, Revised Fourth Amendment recorded August 9, 1999 in Book 676 at Page 297, Sixth Amendment recorded March 7, 2001 in Book 714 at Page 50, Third Amendment recorded June 13, 2002 in Book 760 at Page 366, Second Amendment recorded June 13, 2002 in Book 760 at Page 386 and First Amendment recorded April 25, 2003 at Reception No. 116947;

Quit Claim Rock Bolt Easement Agreement recorded December 31, 1998 in Book 659 at Page 9;

Drainage and Maintenance Agreement recorded December 31, 1998 in Book 659 at Page(s) 16, 31 and 42;

Mutual Rock Bolt Easement and Agreement recorded December 31, 1998 in Book 659 at Page 49;

Air Space Easement Agreement recorded June 1, 1999 in Book 671 at Page 172 and Air Space Easement Agreement recorded June 1, 1999 in Book 671 at Page 176;

Cross-Easement Agreement recorded June 12, 2002 in Book 759 at Page 451;

and

Air Space Easement Agreement recorded June 12, 2002 in Book 759 at Page 475.

SCHEDULE I

DEFINITIONS

Certain Defined Terms.  The following terms shall have the following meanings for all purposes of this Lease:

“Action” has the meaning set forth in Section 20.a.v.

“Additional Rental” has the meaning set forth in Section 5.b.

“Affiliate” means any Person which directly or indirectly controls, is under common control with, or is controlled by any other Person.  For purposes of this definition, “controls”, “under common control with” and “controlled by” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or otherwise.

“Anti-Money Laundering Laws” means all applicable laws, regulations and government guidance on the prevention and detection of money laundering, including 18 U.S.C. § § 1956 and 1957, and the BSA.

“Applicable Regulations” means all applicable statutes, regulations, rules, ordinances, codes, licenses, permits, orders and approvals of each Governmental Authority having jurisdiction over the Premises, including, without limitation, all health, building, fire, safety and other codes, ordinances and requirements, all applicable standards of the National Board of Fire Underwriters and the ADA and all policies or rules of common law, in each case, as amended, and any judicial or administrative interpretation thereof, including any judicial order, consent, decree or judgment applicable to Tenant.

“BSA” means the Bank Secrecy Act (31 U.S.C. § § 5311 et. seq.), and it’s implementing regulations, Title 31 Part 103 of the U.S. Code of Federal Regulations.

“Business Day” means any day on which banks are open for business other than a Saturday, Sunday or a legal holiday, ending at 5:00 P.M. Black Hawk, Colorado time.

“Casualty” has the meaning set forth in Section 17.

“Change of Control” means a change in control of the Tenant resulting from direct or indirect transfers of voting stock or partnership, membership or other ownership interests, whether in one or a series of transactions.  For purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the Tenant.

“Code” means Title 11 of the United States Code, 11 U.S.C. Sec. 101 et seq., as amended.

“Effective Date” has the meaning set forth in the Preamble.

“Entity” means any entity that is not a natural person.

“Event of Default” has the meaning set forth in Section 20.a.

“Gaming Devices” means such devices as defined in C.R.S., 12-47.1-103(10) and Colorado Gaming Regulation 47.1-106(13.5) and all other gaming equipment and paraphernalia.

“Governmental Authority” means any governmental authority, agency, department, commission, bureau, board, instrumentality, court or quasi-governmental authority having jurisdiction or supervisory or regulatory authority over the Premises or Tenant.

“Landlord” has the meaning set forth in the Preamble.

“Lender” means any lender who has made a loan secured by Landlord’s interest in the Premises, and any servicer of any loan secured by Landlord’s interest in the Premises.

“Licensing Event” means the occurrence of Landlord’s receipt of each of the gaming approvals (or in the case of a retail gaming tavern license, a temporary permit), as more particularly set forth on Schedule II.

“Loan Documents” means, collectively, any loan agreement executed by and between Lender and Landlord, all promissory notes, mortgages, deeds of trust, deeds to secure debt, and all other documents, instruments and agreements executed in connection therewith or contemplated thereby, all as amended, modified and supplemented and any and all replacements or substitutions thereof.

“Losses” means any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, diminutions in value, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement and damages of whatever kind or nature (including, without limitation, reasonable attorneys’ fees, court costs and other costs of defense).

“Material Adverse Effect” means a material adverse effect on (i) the Premises, including, without limitation, the ability to operate the Premises for a Permitted Use, or (ii) Tenant’s ability to perform its obligations under this Lease.

“Monthly Rental” means the amounts as follows:

MONTH	AMOUNT
January 1, 2012	$789,000.00
February 1, 2012	$767,000.00
March 1, 2012	1,085,000.00
April 1, 2012	$1.049,000.00
May 1, 2012	$895,000.00
June 1, 2012	$665,000.00
July 1, 2012	$1,037,000.00
August 1, 2012	$855,000.00
September 1, 2012	$796,000.00
October 1, 2012	$724,000.00
November 1, 2012	$810,000.00
December 1, 2012	$695,000.00
January 1, 2013	$726,000.00
February 1, 2013	$706,000.00

“Net Restoration Amount” has the meaning set forth in Section 17.c.

“OFAC Laws and Regulations” means Executive Order 13224 issued by the President of the United States of America, the Terrorism Sanctions Regulations (Title 31 Part 595 of the U.S. Code of Federal Regulations), the Terrorism List Governments Sanctions Regulations (Title 31 Part 596 of the U.S. Code of Federal Regulations), the Foreign Terrorist Organizations Sanctions Regulations (Title 31 Part 597 of the U.S. Code of Federal Regulations), and the Cuban Assets Control Regulations (Title 31 Part 515 of the U.S. Code of Federal Regulations), and all other present and future federal, state and local laws, ordinances, regulations, policies, lists (including, without limitation, the Specially Designated Nationals and Blocked Persons List) and any other requirements of any Governmental Authority (including, without limitation, the United States Department of the Treasury Office of Foreign Assets Control) addressing, relating to, or attempting to eliminate, terrorist acts and acts of war, each as hereafter supplemented, amended or modified from time to time, and the present and future rules, regulations and guidance documents promulgated under any of the foregoing, or under similar laws, ordinances, regulations, policies or requirements of other states or localities.

“Partial Taking” has the meaning set forth in Section 17.c.

“Permitted Exceptions” means those recorded easements, restrictions, liens and encumbrances set forth as exceptions in the title insurance policy issued to Landlord in connection with its acquisition of the Premises, together with such easements, restrictions, liens and encumbrances to which Landlord gives its written consent during the Term.

“Permitted Use” means any use that is permitted under the terms of the Purchase Agreement.

“Person” means any individual, corporation, partnership, limited liability company, trust, unincorporated organization, Governmental Authority or any other form of entity.

“Personal Property” means the Gaming Devices and all personal property, trade fixtures (including built-in shelving), equipment and vehicles owned or leased by Tenant located at the Premises other than the machinery, equipment and systems necessary for the operation of the improvements on the Premises that are “fixtures” pursuant to applicable law, including, but not limited to, as applicable, any heating, ventilation and air-conditioning equipment, electrical, gas and power apparatus, windows, toilets, ducts and compressors, exhaust systems and water heaters and related machinery, pipes, pumps, tanks, conduits, switchboards, plumbing, fire sprinklers and fire suppression equipment, lighting including emergency lighting, security cameras and systems, paging and sound systems, walk-in coolers, walk-in refrigerators and walk-in freezers, built-in sinks and supports for signs.

“Premises” means the parcel or parcels of real estate legally described in Exhibit “A” attached hereto, all rights, privileges and appurtenances associated therewith, and all buildings, fixtures and other improvements now or hereafter located on such real estate (whether or not affixed to such real estate), but specifically excluding any Personal Property.

“Prohibited Transaction” has the meaning set forth in Section 23.b.

“Purchase Agreement” means the Asset Purchase Agreement, dated as of September 20, 2011, between Landlord and Tenant, as amended from time to time.

“Reserve Account” has the meaning set forth in Section 5.b.

“Responding Party” has the meaning set forth in Section 22.

“Requesting Party” has the meaning set forth in Section 22.

“Successor Landlord” has the meaning set forth in Section 21.

“Taking” has the meaning set forth in Section 17.

“Temporary Taking” has the meaning set forth in Section 17.b.

“Tenant” has the meaning set forth in the Preamble.

“Term” shall have the meaning described in Section 3.

“Total Taking” has the meaning set forth in Section 17.a.

“U.S. Publicly-Traded Entity” is an Entity whose securities are listed on a national securities exchange or quoted on an automated quotation system in the U.S. or a wholly-owned subsidiary of such an Entity.

* * * * * * * * * *

SCHEDULE II

LICENSING EVENT

Golden Gulch
State of Colorado Sales Tax
City of Black Hawk Business License
Colorado Division of Gaming License Retail Type 2
City of Black Hawk Retail Food Establishment License
City of Black Hawk Retail Gaming Tavern Liquor License
Colorado Department of Revenue Retail Gaming Tavern Liquor License

Golden Gates Casino
City of Blackhawk Business License
Colorado Division of Gaming License Retail Type 2
State of Colorado Sales Tax
City of Black Hawk Retail Food Establishment License
City of Black Hawk Retail Gaming Tavern Liquor License
Colorado Department of Revenue Retail Gaming Tavern Liquor License

Mardi Gras Casino
State of Colorado Sales Tax
City of Black Hawk Business License
Colorado Division of Gaming License Retail Type 2
City of Black Hawk Retail Food Establishment License
City of Black Hawk Retail Gaming Tavern Liquor License
Colorado Department of Revenue Retail Gaming Tavern Liquor License